NOWAUTO GROUP, INC. ANNOUNCES
FISCAL THIRD QUARTER 2009 RESULTS.

Operating Profit Achieved In Spite of Challenging Conditions

Tempe, Ariz., May 20, 2009. NowAuto Group, Inc. (NAUG:BB and NWAU.PK) today announced results for its fiscal 2008 third quarter ended March 31, 2009. The Company reported revenue of $1.3 million and a net loss of $0.05 per diluted share versus revenue of approximately $1.3 million and a net loss of $0.03 per diluted share in the prior year. While revenue increased 3% year-over-year, the Company aggressively wrote-down contract receivables resulting in a higher year-over-year loss. During the quarter ended March 31, 2009 gross margin returned to more standard levels due to a smaller volume of low-quality inventory disposal.

In spite of general economic conditions and the significant impact on auto purchasing, revenue increased year-over-year and contract receivables increased approximately 5% from the prior quarter. Write-down expense for the quarter ended March 31, 2009 increased dramatically from the prior quarter and year. Operating profit, before charge-offs and interest improved to $0.02 per diluted share in the March quarter.

“The present condition of the sub-prime and below sub-prime auto market has continued to impact our industry and our company” said CEO Scott Miller. “While our emphasis is always on collections, our challenge in the current environment is to maximize sales while aggressively work with our customers to maintain active contracts. New finance programs and changes in marketing and advertising yielded positive results in the March 31 quarter. Nevertheless, we expect a difficult environment for the foreseeable future. Our commitment to customers and shareholders alike remains; NowAuto will do whatever it can to maintain productive contracts without placing imprudent demands on our customers” Miller said.

“The new system installed during the second quarter is working well”, said Chief Financial Officer Faith Forbis. “It aids us in finding innovative and creative ways to navigate this challenging market including more real-time financial information and more detailed customer account data” Forbis said.

“Our increased advertising and customer incentive programs produced continued growth in sales during the March quarter” said Chief Operating Officer Tino Valenzuela. “Our challenge will be to build from these initial results without compromising credit quality” Valenzuela said.

About NowAuto Group, Inc.

NowAuto Group, Inc. operates three buy-here-pay-here used vehicle dealerships in Arizona. The Company manages all of its installment finance contracts and purchases installment finance contracts from a select number of other independent used vehicle dealerships. Through its subsidiary, NavicomGPS, Inc. the company markets GPS tracking devices, primarily to independent used vehicle dealerships.

Note to Investors

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, and is subject to the safe harbor created by those sections. The forward-looking information is based upon current information and expectations regarding NowAuto Group, Inc. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecasted in such forward-looking statements.

NowAuto Group, Inc. assumes no obligation to update the information contained in this press release. NowAuto Group, Inc.’s forward-looking statements in this press release and future results may be materially impacted by any number of factors, any or all of which could have a negative impact on sales, operating results, financial and budgetary constraints. NowAuto Group, Inc.’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company’s Form-QSBs and its Annual Report on Form 10-K. The statements made herein are independent statements of NowAuto Group, Inc. The inclusion, if any, of any third parties does not represent an endorsement of any NowAuto Group, Inc. products or services by any such third party.

For further information contact NowAuto Group, Inc. or visit the Company’s Web site at www.nowauto.com.

Contact:

NowAuto Group, Inc.
(480) 990-0007
ir@nowauto.com

Source: NowAuto Group, Inc.